Exhibit 99.1

FOR IMMEDIATE RELEASE
July 29, 2015

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$(0.80) NET LOSS PER COMMON SHARE FOR THE SECOND QUARTER
AND $20.70 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - July 29, 2015 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net loss for the quarter ended June 30, 2015 of $(41.1) million, or $(0.80) per common share, and net book value of $20.70 per common share. Economic loss for the period, defined as dividends and change in net book value per common share, was (3.7)% for the quarter, or (14.7)% on an annualized basis.

SECOND QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$(0.80) net loss per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.52 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization benefit

◦
Includes $0.05 estimated dollar roll income per common share associated with the Company's $0.1 billion average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.03 per common share of estimated "catch-up" premium amortization benefit due to change in projected constant prepayment rate ("CPR") estimates

◦	Excludes $(0.08) net servicing loss per common share

•	$0.50 dividend per common share

◦	12.5% annualized dividend yield based on June 30, 2015 closing stock price of $15.99 per common share

•	$20.70 net book value per common share as of June 30, 2015

◦	Decreased $(1.30) per common share, or (5.9)%, from $22.00 per common share as of March 31, 2015

•	(3.7)% economic loss on common equity for the quarter, or (14.7)% annualized

◦	Comprised of $0.50 dividend per common share and $(1.30) decrease in net book value per common share

American Capital Mortgage Investment Corp.
July 29, 2015

ADDITIONAL SECOND QUARTER 2015 HIGHLIGHTS

•	$5.1 billion investment portfolio as of June 30, 2015

◦	$3.6 billion agency securities

◦	$(0.1) billion net short TBA mortgage position

◦	$1.5 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

•	4.1x "at risk" leverage as of June 30, 2015

◦	4.2x excluding net short TBA mortgage position

•	10.2% agency securities actual CPR for the quarter

◦	8.1% projected life CPR for agency securities as of June 30, 2015

•	2.48% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	Includes 12 bps of "catch-up" premium amortization benefit due to change in projected CPR estimates

MANAGEMENT REMARKS

"Fixed income markets around the globe continued to be extremely volatile during the second quarter," commented Gary Kain, President and Chief Investment Officer. "This challenging environment led to negative economic earnings for the quarter as higher rates, a steeper yield curve, and wider spreads caused agency MBS to post their second worst quarterly performance over the last seven years. The performance of legacy non-agency MBS was more neutral, as the increased interest rate and spread volatility was offset somewhat by continued improvement in several key housing fundamentals such as house prices, employment growth and favorable delinquency trends."

"In response to these volatile market conditions, we continued to prioritize risk management and long term portfolio flexibility over short term returns," continued Mr. Kain. "Specifically, we increased our capital allocation to the non-agency sector, further reduced our agency leverage, and enhanced the underlying credit quality of our non-agency portfolio. Looking ahead, while the recent moves in interest rates and spreads adversely impacted our book value in the second quarter, these changes also enhance the expected return on future investment opportunities. Moreover, our current low risk profile gives us significant capacity to meaningfully grow our portfolio as more attractive investment opportunities arise."

"Global and domestic bond markets continue to experience a period of unusually high volatility as uncertainty surrounding weakness in China and parts of Europe collides with the potential for near term rate hikes in the U.S.," commented John Erickson, Chief Financial Officer and Executive Vice President. "Given this challenging environment, we continue to be disciplined with regard to our deployment of capital. History teaches us that there are some environments where patience is critical with respect to both investment decisions and strategic positioning. I believe that our disciplined approach will enable us to generate attractive risk-adjusted returns for our shareholders over the long term."

INVESTMENT PORTFOLIO

As of June 30, 2015, the Company's investment portfolio included $3.6 billion of agency MBS, $(0.1) billion of net short TBA securities, $1.5 billion of non-agency securities and $0.1 billion of MSR.

As of June 30, 2015, the Company's agency investment portfolio, inclusive of net short TBA, was comprised of $3.4 billion of fixed rate and $0.1 billion of adjustable rate securities.

American Capital Mortgage Investment Corp.
July 29, 2015

As of June 30, 2015, the Company's agency fixed rate investments were comprised of $1.3 billion 15 year securities, $0.2 billion 20 year securities, $2.0 billion 30 year securities, $(0.4) billion 15 year net short TBA securities and $0.3 billion 30 year net long TBA securities. As of June 30, 2015, 15 year fixed rate investments represented 25% of the Company's agency investment portfolio, a decrease from 30% as of March 31, 2015, and 30 year fixed rate investments represented 66% of the Company's agency investment portfolio, an increase from 63% as of March 31, 2015.

As of June 30, 2015, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.51%, compared to 3.35% as of March 31, 2015, comprised of the following weighted average coupons:

•	3.37% for 15 year securities;

•	3.34% for 20 year securities; and

•	3.57% for 30 year securities.

As of June 30, 2015, the Company's $1.5 billion non-agency portfolio was comprised of 31% Alt-A, 30% prime, 15% subprime securities, 13% credit risk transfer and 11% option ARM.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of June 30, 2015, the Company's net short TBA mortgage portfolio had a fair value and cost basis of approximately $(0.1) billion, with a net carrying value of $(4.4) million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the second quarter of 2015 was 10.2%, up from 7.7% during the first quarter. The CPR published in July 2015 for the Company's agency portfolio held as of June 30, 2015 was 11.3%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of June 30, 2015 was 8.1%, compared to 8.9% as of March 31, 2015.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(5.6) million, or $(0.11) per common share. The Company recognized approximately $1.6 million, or $0.03 per common share, of "catch-up" premium amortization benefit during the quarter, as projected CPR estimates fell for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 104.9% of par and the unamortized agency net premium was $167.6 million as of June 30, 2015.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 85.7% of par as of June 30, 2015. Accretion income on the non-agency portfolio for the quarter was $8.5 million, or $0.17 per common

American Capital Mortgage Investment Corp.
July 29, 2015

share. The total net discount remaining was $244.0 million as of June 30, 2015, with $123.7 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average annualized net interest rate spread and dollar roll income for the second quarter was 2.48%, up from 2.25% in the first quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.36% for the second quarter, up from 2.19% for the first quarter.

The Company's average asset yield for the second quarter was 3.39%, compared to 3.15% for the first quarter. Excluding the impact of "catch-up" premium amortization benefit (expense) recognized due to changes in projected CPR estimates, the Company's annualized weighted average yield was 3.27% for the second quarter, compared to 3.16% for the first quarter. The Company's asset yield as of June 30, 2015 was 3.47%, up 21 bps from 3.26% as of March 31, 2015.

The Company's average cost of funds was 1.03% for the second quarter, compared to 0.96% for the first quarter. The Company's average cost of funds includes the cost of repurchase agreements, other debt and effective interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and other debt balance outstanding. The Company's average cost of funds of 1.05% as of June 30, 2015 was up 3 bps from 1.02% at March 31, 2015.

LEVERAGE AND HEDGING ACTIVITIES

As of June 30, 2015, $4.3 billion of the Company's repurchase agreements and $0.2 billion of Federal Home Loan Bank advances were used to fund purchases of agency and non-agency securities, while the remaining $0.4 billion of borrowings under repurchase agreements were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including TBA securities, the Company's "at risk" leverage ratio was 4.1x as of June 30, 2015 and averaged 4.5x during the second quarter.

The $4.3 billion borrowed under agency and non-agency repurchase agreements as of June 30, 2015 had remaining maturities consisting of:

•	$2.4 billion of one month or less;

•	$0.7 billion between one and two months;

•	$0.5 billion between two and three months;

•	$0.2 billion between three and six months; and

•	$0.5 billion greater than twelve months.

As of June 30, 2015, the Company's agency and non-agency repurchase agreements had an average of 177 days remaining to maturity, down from 183 days as of March 31, 2015.

During the second quarter, a wholly-owned subsidiary of the Company was approved as a member of the Federal Home Loan Bank of Des Moines. As of June 30, 2015, such subsidiary had financing with the Federal Home Loan Bank of Des Moines with an outstanding balance of $0.2 billion and an average of 23 days remaining to maturity.

American Capital Mortgage Investment Corp.
July 29, 2015

As of June 30, 2015, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 22% of the Company's equity at risk.

The Company's interest rate swap positions as of June 30, 2015 totaled $2.8 billion in notional amount, with a weighted average fixed pay rate of 2.03%, a weighted average receive rate of 0.28% and a weighted average maturity of 4.3 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.6 billion and an average fixed pay rate of 1.30% as of June 30, 2015. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of June 30, 2015, the Company held payer swaption contracts with a total notional amount of $0.5 billion and a weighted average expiration of 0.9 years. These swaptions have an underlying weighted average interest rate swap term of 7.5 years and a weighted average pay rate of 3.43% as of June 30, 2015.
In addition to its interest rate swaps and swaptions, the Company held a $0.1 billion net long position in U.S. Treasury securities and futures as of June 30, 2015.
As of June 30, 2015, 70% of the Company's combined funding and TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions, U.S. Treasury securities and futures and interest only swaps.

SERVICING

As of June 30, 2015, Residential Credit Solutions, Inc. ("RCS") managed a servicing portfolio of approximately 64,000 residential mortgage loans, representing approximately $13 billion in unpaid principal balances. During the second quarter, the Company recorded $11.4 million in servicing income and $(15.5) million in servicing expense, which included $(2.8) million in realization of cash flows on MSR.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the second quarter, the Company recorded $(67.7) million in other gains (losses), net, or $(1.32) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$(6.7) million of net realized loss on agency securities;

•	$3.2 million of net realized gain on non-agency securities;

•	$(60.8) million of net unrealized loss on agency securities;

•	$(13.3) million of net unrealized loss on non-agency securities;

•	$(4.4) million of net realized loss on periodic settlements of interest rate swaps;

•	$(32.5) million of net realized loss on other derivatives and securities;

•	$42.0 million of net unrealized gain on other derivatives and securities; and

•	$4.9 million of unrealized gain on mortgage servicing rights.

American Capital Mortgage Investment Corp.
July 29, 2015

Realized and unrealized net losses on other derivatives and securities during the second quarter primarily include $29.5 million of net gain on interest rate swaps and swaptions, $(6.4) million of net loss on U.S. treasury securities and futures, and $(12.2) million of net loss on TBA mortgage positions (including $2.6 million of dollar roll income).

ESTIMATED TAXABLE INCOME

REIT taxable income for the second quarter is estimated at $0.43 per common share, or $1.23 higher than GAAP net loss of $(0.80) per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) timing differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the second quarter excludes $(0.23) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

As of June 30, 2015, the Company had approximately $3.7 million of estimated undistributed taxable income ("UTI"), or $0.07 per common share. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of June 30, 2015, the Company had estimated remaining unutilized net capital losses of $(2.55) per common share compared to $(2.33) per common share as of March 31, 2015, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of June 30, 2015, the Company had estimated net deferred gains from terminated swaps and swaptions of $0.63 per common share compared to $1.06 per common share as of March 31, 2015, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

SECOND QUARTER 2015 DIVIDEND DECLARATION
On June 15, 2015, the Board of Directors of the Company declared a second quarter dividend on its common stock of $0.50 per share, which was paid on July 27, 2015 to common stockholders of record as of June 30, 2015. Since its August 2011 initial public offering, the Company has declared and paid a total of $469.2 million in common stock dividends, or $11.25 per common share.

On June 15, 2015, the Board of Directors of the Company declared a second quarter dividend on its Series A Preferred Stock of $0.5078125 per share. The dividend was paid on July 15, 2015 to preferred stockholders of record as of July 1, 2015. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $5.0 million in Series A Preferred Stock dividends, or $2.3303 per share.

American Capital Mortgage Investment Corp.
July 29, 2015

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$3,580,696	$4,176,349	$4,384,139	$4,259,763	$4,464,193
Non-agency securities, at fair value	1,503,644	1,315,152	1,168,834	1,075,867	1,051,140
Treasury securities, at fair value	279,120	525,725	758,629	467,201	148,328
Cash and cash equivalents	176,132	184,299	203,431	204,938	200,015
Restricted cash	70,568	111,867	82,144	88,161	92,157
Interest receivable	12,740	15,408	15,249	14,523	14,112
Derivative assets, at fair value	13,530	14,039	28,574	32,948	35,524
Receivable for securities sold	233,463	372,245	26,747	49,131	196,616
Receivable under reverse repurchase agreements	204,355	70,636	214,399	745,443	579,364
Mortgage servicing rights, at fair value	91,699	87,811	93,640	100,314	106,164
Other assets	54,955	52,380	55,466	45,638	74,516
Total assets	$6,220,902	$6,925,911	$7,031,252	$7,083,927	$6,962,129
Liabilities:
Repurchase agreements	$4,740,499	$5,459,058	$5,423,630	$4,921,812	$4,999,178
Federal Home Loan Bank advances	197,202	—	—	—	—
Payable for securities purchased	10,004	18,702	49,755	98,671	26,341
Derivative liabilities, at fair value	70,128	113,918	75,981	48,742	51,027
Dividend payable	26,713	26,699	34,374	34,359	33,900
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	24,542	91,159	230,136	742,642	580,646
Accounts payable and other accrued liabilities	37,382	35,670	41,407	45,424	53,347
Total liabilities	5,106,470	5,745,206	5,855,283	5,891,650	5,744,439
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,018
Common stock, $0.01 par value; 300,000 shares authorized, 51,192, 51,165, 51,165, 51,142 and 51,142 issued and outstanding, respectively	512	512	512	511	511
Additional paid-in capital	1,199,329	1,198,932	1,198,560	1,198,324	1,197,692
Retained deficit	(138,448)	(71,778)	(76,142)	(59,597)	(33,531)
Total stockholders' equity	1,114,432	1,180,705	1,175,969	1,192,277	1,217,690
Total liabilities and stockholders' equity	$6,220,902	$6,925,911	$7,031,252	$7,083,927	$6,962,129

Net book value per common share	$20.70	$22.00	$21.91	$22.24	$22.73

American Capital Mortgage Investment Corp.
July 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income:
Agency securities	$27,573	$27,894	$25,825	$27,208	$31,459
Non-agency securities	17,726	16,928	16,488	16,324	15,502
Other	46	84	65	114	77
Interest expense	(7,561)	(7,454)	(6,823)	(6,407)	(7,256)
Net interest income	37,784	37,452	35,555	37,239	39,782

Servicing:
Servicing income	11,388	11,804	11,839	13,081	11,389
Servicing expense	(15,499)	(16,070)	(16,225)	(16,213)	(14,426)
Net servicing loss	(4,111)	(4,266)	(4,386)	(3,132)	(3,037)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	(6,661)	934	133	685	4,052
Realized gain on non-agency securities, net	3,151	3,246	7,285	17,403	12,983
Realized loss on periodic settlements of interest rate swaps, net	(4,433)	(4,311)	(4,988)	(5,226)	(5,227)
Realized gain (loss) on other derivatives and securities, net	(32,541)	17,242	(23,681)	13,704	11,560
Unrealized gain (loss) on agency securities, net	(60,834)	41,128	60,474	(18,446)	78,336
Unrealized gain (loss) on non-agency securities, net	(13,287)	(642)	(15,120)	(21,103)	2,018
Unrealized gain (loss) on other derivatives and securities, net	42,008	(49,742)	(27,046)	(3,303)	(49,211)
Unrealized gain (loss) on mortgage servicing rights	4,863	(3,194)	(3,906)	(3,076)	(529)
Total other gains (losses), net	(67,734)	4,661	(6,849)	(19,362)	53,982

Expenses:
Management fees	4,425	4,508	4,472	4,544	4,377
General and administrative expenses	2,129	1,949	2,137	1,908	1,846
Total expenses	6,554	6,457	6,609	6,452	6,223

Income before tax	(40,615)	31,390	17,711	8,293	84,504
Provision for excise and income tax, net	(658)	327	(118)	—	207
Net income (loss)	(39,957)	31,063	17,829	8,293	84,297
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(484)
Net income (loss) available to common shareholders	$(41,074)	$29,946	$16,712	$7,176	$83,813

Net income (loss) per common share	$(0.80)	$0.59	$0.33	$0.14	$1.64

Weighted average number of common shares outstanding - basic	51,179	51,165	51,150	51,142	51,142

American Capital Mortgage Investment Corp.
July 29, 2015

Weighted average number of common shares outstanding - diluted	51,190	51,209	51,175	51,158	51,142

Dividends declared per common share	$0.50	$0.50	$0.65	$0.65	$0.65

American Capital Mortgage Investment Corp.
July 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income:
Agency securities	$27,573	$27,894	$25,825	$27,208	$31,459
Non-agency securities and other	17,772	17,012	16,553	16,438	15,579
Interest expense	(7,561)	(7,454)	(6,823)	(6,407)	(7,256)
Net interest income	37,784	37,452	35,555	37,239	39,782
Dividend income from investments in REIT equity securities (2)	—	—	—	—	732
Realized loss on periodic settlements of interest rate swaps, net	(4,433)	(4,311)	(4,988)	(5,226)	(5,227)
Adjusted net interest income	33,351	33,141	30,567	32,013	35,287
Operating expenses (3)	(6,554)	(6,457)	(6,609)	(6,452)	(6,223)
Net spread income	26,797	26,684	23,958	25,561	29,064
Dollar roll income (loss)	2,572	(521)	9,909	10,364	8,030
Net spread and dollar roll income	29,369	26,163	33,867	35,925	37,094
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(484)
Net spread and dollar roll income available to common shareholders	$28,252	$25,046	$32,750	$34,808	$36,610

Weighted average number of common shares outstanding - basic	51,179	51,165	51,150	51,142	51,142
Weighted average number of common shares outstanding - diluted	51,190	51,209	51,175	51,158	51,142

Net spread and dollar roll income per common share	$0.55	$0.49	$0.64	$0.68	$0.72
Net spread and dollar roll income, excluding “catch up” amortization per common share	$0.52	$0.49	$0.67	$0.70	$0.71

American Capital Mortgage Investment Corp.
July 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Net income (loss)	$(39,957)	$31,063	$17,829	$8,293	$84,297
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	60,834	(41,128)	(60,474)	18,446	(78,336)
Non-agency securities	13,287	642	15,120	21,103	(2,018)
Derivatives and other securities	(46,871)	52,936	30,952	6,379	49,740
Amortization / accretion	(7,446)	(1,601)	131	(3,778)	(4,232)
Capital losses (gains) in excess of capital gains (losses) (4)	11,531	(25,897)	2,269	(37,359)	(34,583)
Other realized losses, net	28,425	6,872	16,986	4,451	5,323
Taxable REIT subsidiary loss and other	3,453	4,594	4,483	3,132	3,244
Total book to tax difference	63,213	(3,582)	9,467	12,374	(60,862)
Estimated taxable income	23,256	27,481	27,296	20,667	23,435
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(484)
Estimated taxable income available to common shareholders	$22,139	$26,364	$26,179	$19,550	$22,951

Weighted average number of common shares outstanding - basic	51,179	51,165	51,150	51,142	51,142
Weighted average number of common shares outstanding - diluted	51,190	51,209	51,175	51,158	51,142

Net estimated taxable income per common share	$0.43	$0.52	$0.51	$0.38	$0.45
Estimated cumulative undistributed REIT taxable income per common share	$0.07	$0.14	$0.12	$0.26	$0.53

Beginning cumulative non-deductible capital losses	$119,000	$144,897	$142,628	$179,987	$214,570
Current period net capital loss (gain)	11,531	(25,897)	2,269	(37,359)	(34,583)
Ending cumulative non-deductible capital losses	$130,531	$119,000	$144,897	$142,628	$179,987
Ending cumulative non-deductible capital losses per common share	$2.55	$2.33	$2.83	$2.79	$3.52

American Capital Mortgage Investment Corp.
July 29, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Ending agency securities, at fair value	$3,580,696	$4,176,349	$4,384,139	$4,259,763	$4,464,193
Ending agency securities, at cost	$3,590,993	$4,125,811	$4,374,729	$4,310,828	$4,496,811
Ending agency securities, at par	$3,423,358	$3,934,818	$4,190,407	$4,128,817	$4,301,864
Average agency securities, at cost	$4,036,089	$4,510,733	$4,280,835	$4,323,399	$4,851,241
Average agency securities, at par	$3,850,015	$4,301,833	$4,100,924	$4,138,378	$4,645,002

Ending non-agency securities, at fair value	$1,503,644	$1,315,152	$1,168,834	$1,075,867	$1,051,140
Ending non-agency securities, at cost	$1,459,862	$1,258,083	$1,111,123	$1,003,036	$957,207
Ending non-agency securities, at par	$1,703,846	$1,513,538	$1,373,652	$1,477,251	$1,490,982
Average non-agency securities, at cost	$1,311,249	$1,177,646	$1,037,091	$987,963	$927,830
Average non-agency securities, at par	$1,562,203	$1,435,214	$1,348,656	$1,493,252	$1,484,770

Net TBA portfolio - as of period end, at fair value	$(74,660)	$248,285	$271,617	$949,111	$1,167,645
Net TBA portfolio - as of period end, at cost	$(70,249)	$243,836	$259,985	$951,179	$1,154,708
Average net TBA portfolio, at cost	$108,012	$(163,124)	$1,072,410	$1,095,781	$865,738

Average total assets, at fair value	$6,569,906	$7,115,312	$7,040,096	$6,872,722	$7,205,796
Average agency and non-agency repurchase agreements and advances	$4,664,051	$4,994,683	$4,610,643	$4,524,189	$5,062,594
Average stockholders' equity (5)	$1,162,997	$1,184,951	$1,180,019	$1,200,644	$1,169,456

Average coupon	3.13%	3.10%	3.02%	2.93%	2.95%
Average asset yield	3.39%	3.15%	3.18%	3.28%	3.25%
Average cost of funds (6)	1.03%	0.96%	1.02%	1.02%	0.99%
Average net interest rate spread	2.36%	2.19%	2.16%	2.26%	2.26%
Average net interest rate spread, including estimated dollar roll income (loss) (7)	2.48%	2.25%	2.24%	2.34%	2.32%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.36%	2.26%	2.35%	2.39%	2.30%
Average coupon as of period end	3.14%	3.11%	3.06%	2.94%	2.93%
Average asset yield as of period end	3.47%	3.26%	3.24%	3.33%	3.33%
Average cost of funds as of period end	1.05%	1.02%	1.02%	1.03%	1.02%
Average net interest rate spread as of period end	2.42%	2.24%	2.22%	2.30%	2.31%
Average actual CPR for agency securities held during the period	10.2%	7.7%	8.0%	8.9%	8.3%

American Capital Mortgage Investment Corp.
July 29, 2015

Average projected life CPR for agency securities as of period end	8.1%	8.9%	8.2%	7.6%	7.5%

Leverage - average during the period (8)	4.4x	4.6x	4.3x	4.2x	4.8x
Leverage - average during the period, including net TBA position	4.5x	4.5x	5.3x	5.2x	5.6x
Leverage - as of period end (9)	4.2x	4.3x	4.4x	4.1x	4.2x
Leverage - as of period end, including net TBA position	4.1x	4.5x	4.6x	4.9x	5.2x

Expenses % of average total assets - annualized	0.4%	0.4%	0.4%	0.4%	0.3%
Expenses % of average stockholders' equity - annualized	2.3%	2.2%	2.2%	2.1%	2.1%
Net book value per common share as of period end	$20.70	$22.00	$21.91	$22.24	$22.73
Dividends declared per common share	$0.50	$0.50	$0.65	$0.65	$0.65
Economic return (loss) on common equity - annualized	(14.7)%	11.0%	5.8%	2.8%	29.4%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the second quarter excludes $(0.23) per common share of estimated net capital losses, which will be added to the Company's net capital loss carryforwards from prior periods.

(5)	Excluding the Company's investment in RCS, the average stockholder's equity for the second quarter was $1.1 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on July 30, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q2 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be available on the MTGE website after the call on July 30, 2015. In addition, there will be a phone recording available one hour after the live call on July 30, 2015 through August 13, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10068977.
ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp.
July 29, 2015

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $92 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
July 29, 2015

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.